EXHIBIT 5(A)

STEEL                                               Steel Hector & Davis LLP
HECTOR                                              200 South Biscayne Boulevard
& DAVIS                                             Miami, Florida 33131-2398
                                                    305.577.7000
                                                    305.577.7001 Fax
                                                    www.steelhector.com





December 9, 2002


Florida Power & Light Company
700 Universe Boulevard
Juno Beach, Florida 33408

Ladies and Gentlemen:

         As counsel for Florida Power & Light Company, a Florida corporation (the "Company"), we have participated in the preparation of a registration statement (the "Registration Statement") on Form S-3 to be filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act") on or about the date hereof, in connection with the proposed offering of up to $100 million in principal amount of the Company's First Mortgage Bonds (the "Bonds"). In connection therewith, we have reviewed such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

         Based on the foregoing, we are of the opinion that the Bonds will be valid, legal and binding obligations of the Company, except as limited or affected by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting mortgagees' and creditors' rights and remedies generally and general principles of equity when issued and sold in accordance with their terms and as contemplated by the Registration Statement.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to us in the prospectus incorporated by reference in the Registration Statement under the captions "Experts" and "Legal Opinions."

         We are members of the Florida Bar and this opinion is limited to the laws of the State of Florida and the federal laws of the United States insofar as they bear on the matters covered hereby. As to all matters of New York law, we have relied, with your consent, upon the opinion of even date herewith rendered to you by Thelen Reid & Priest LLP, New York, New York. As to all matters of Florida law, Thelen Reid & Priest LLP is hereby authorized to rely upon this opinion as though it were addressed to it.

                                                    Very truly yours,

                                                    /s/ Steel Hector & Davis LLP

                                                    STEEL HECTOR & DAVIS LLP